SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the later date set forth on the signature pages hereto, by and among BioDrain Medical, Inc., a Minnesota corporation (the “Company”), and the purchaser whose name and address are set forth on the signature page annexed hereto (the “Purchaser”). The foregoing parties are sometimes referred to hereinafter individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to the Subscription Application of the Purchaser of even date herewith (each a “Subscription Application”), and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to sell to the Purchaser and the Purchaser desires to acquire from the Company that number of units of the Company’s securities (the “Units”) as are set forth on the Purchaser’s signature page annexed hereto, at a price of $0.07 per Unit, subject to the terms and conditions of this Agreement and the other documents or instruments contemplated hereby; and

WHEREAS, each Unit consists of: (i) one share of the Company’s $0.01 par value common stock (the “Common Stock”), and (ii) a five-year warrant, in the form of Exhibit A attached hereto, to purchase one (1) share of Common Stock at an exercise price of $0.15 per share (collectively, “Warrants”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby covenant and agree as follows:

AGREEMENT

Section 1. Sale and Issuance of Units.

1.1 Subject to the terms and conditions of this Agreement, the Company’s board of directors has authorized the sale and issuance of up to 7,142,858 Units (the “Offering”). At the Closing (as defined below), the Company shall sell and issue to the Purchaser, and the Purchaser shall purchase from the Company, the number of Units set forth on the Purchaser’s signature page hereto. The Company intends to enter into this same form of purchase agreement with certain other purchasers (collectively, the “Other Purchasers”, and collectively with the Purchaser, the “Purchasers”) and expects to complete sales of Units to them. The maximum number of Units that the Company may sell to the Purchasers is 7,142,858, unless a higher amount is authorized by the Company’s board of directors in its sole discretion. The Purchaser’s obligations hereunder are expressly not subject to or conditioned on the purchase of Units by any or all of such Other Purchasers.

1.2 The aggregate purchase price for the Units to be purchased by the Purchaser (the “Purchase Price”) shall be the amount set forth on the Purchaser’s signature page hereto.

Section 2. The Closing.

2.1 The closing of the sale and issuance to the Purchaser (the “Closing”) shall take place on the date that when the Company receives from Purchaser (i) this Agreement and the Purchaser's Subscription Application duly executed by Purchaser; and (ii) payment of the Purchase Price, which shall be made contemporaneously with the execution and delivery of the this Agreement and the Subscription Application, in immediately available funds via wire transfer or a certified check equal to the Purchase Price set forth on the Purchaser’s signature page hereto.

2.2 Within ten (10) business days of the Closing, the Company shall instruct its transfer agent to issue and deliver to the Purchaser a certificate representing the Common Stock and Warrants underlying the Units purchased by the Purchaser.

Section 3. Representations and Warranties of the Company.

The Company hereby represents and warrants to the Purchaser as follows:

3.1 Organization.

The Company is duly organized, validly existing and in good standing under the laws of the State of Minnesota and is qualified to conduct its business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company.

3.2 Authorization of Agreement, Etc.

The execution, delivery, and performance by the Company of its obligations under this Agreement, the Subscription Application, the Warrants and each other document or instrument contemplated hereby or thereby (collectively, the “Transaction Documents”) has been duly authorized by all requisite corporate action on the part of the Company; and this Agreement and the Transaction Documents have been duly executed and delivered by the Company. Each of the Transaction Documents, when executed and delivered by the Company, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3 Issuance of Common Stock and Warrants.

The Units are duly authorized and, when paid for and issued in accordance with the Transaction Documents, will be duly and validly issued, fully paid, and nonassessable, free and clear of all liens.

Section 4. Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company as follows:

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4.1 Authorization of the Documents.

The Purchaser has all requisite power and authority (corporate or otherwise) to execute, deliver, and perform its obligations under the Transaction Documents, and the execution, delivery, and performance by the Purchaser of its obligations under the Transaction Documents has been duly authorized by all requisite action on the part of the Purchaser and each such Transaction Document, when executed and delivered by the Purchaser, shall constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.2 Investment Representations.

All of the representations, warranties, and information of the Purchaser as set forth in the Purchaser’s Subscription Application are incorporated by reference herein, shall be deemed to be a part hereof, and shall be true and correct at the Closing with the same force and effect as if made by the Purchaser as of the date thereof.

4.3 Access to Company Information.

The Purchaser acknowledges that it has been afforded access and the opportunity to obtain all financial and other information concerning the Company that such Purchaser desires (including the opportunity to meet with the Company’s executive officers, either in person or telephonically). The Purchaser has reviewed copies of all reports filed by the Company (the “Filings”) with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2009, all of which are available for review at www.sec.gov. The Purchaser further acknowledges that it is familiar with the contents of the Filings and that there is no further information about the Company that the Purchaser desires in determining whether to acquire the Units in the Offering.

4.4 Risk Factors

The Purchaser acknowledges that the Company is a development stage company with limited revenues and currently not operating with positive cash-flow from operations, and there can be no assurances that the Company will ever develop its operations as currently contemplated. The Purchaser acknowledges that an investment in the Units is extremely speculative and that there is a substantial likelihood that the investor will lose their entire investment.

4.5 DTC Chill

Purchaser understands and acknowledges that (i) the Company’s Common Stock is currently subject to a “DTC Chill” imposed by the Depository Trust Company (the “DTC”), thereby preventing any additional deposits of the Company’s shares of Common Stock for depository and book-entry transfer services until such restriction has been lifted by DTC, (ii) while the Company is making all efforts to ensure that the “DTC Chill” is lifted, including having provided evidence to the DTC in support of the Company’s assertion that all of the deposits of the Company’s securities that are the subject of DTC’s request for support were eligible for depository and book entry transfer services as of the dates of such deposits, there is no assurance that the DTC will lift the restriction, and (iii) unless and until the restriction is lifted by the DTC, the shares of Common Stock underlying the Units and issuable upon the exercise of the Warrants will not be eligible for depository and book entry transfer services provided by DTC.

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Section 5. Brokers and Finders.

The Company shall not be obligated to pay any commission, brokerage fee, or finder’s fee based on any alleged agreement or understanding between the Purchaser and a third person in respect of the transactions contemplated hereby. The Purchaser hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage fee, finder’s fee, or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Purchaser and any such third person, whether express or implied from the actions of the Purchaser or anyone acting or purporting to act on behalf of the Purchaser.

Section 6. Indemnification by the Purchaser.

The Purchaser hereby agrees to indemnify and defend (with counsel acceptable to the Company) the Company and its officers, directors, employees, and agents and hold them harmless from and against any and all liability, loss, damage, cost, or expense, including costs and reasonable attorneys’ fees, incurred on account of or arising from:

(a) any breach of or inaccuracy in any of the Purchaser’s representations, warranties, or agreements made herein, in any of the Transaction Documents, or in any document or instrument contemplated hereby or thereby; and

(b) any action, suit, or proceeding based on a claim that the Purchaser’s representations, warranties or agreements made herein, in any of the Transaction Documents, or in any document or instrument contemplated hereby or thereby, were inaccurate or misleading, or otherwise cause for obtaining damages or redress from the Company or any current or former officer, director, employee, or agent of the Company under the Securities Act.

Section 7. Successors and Assigns.

This Agreement shall bind and inure to the benefit of the Company, the Purchaser, and their respective successors and assigns.

Section 8. Entire Agreement.

This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or verbal, among the Parties with respect thereto.

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Section 9. Notices.

All notices, demands and requests of any kind to be delivered to any Party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company, to:

BioDrain Medical, Inc.

2915 Commers Drive, Suite 900

Eagan, MN 55121

Attention: Bob Myers, Acting Chief Financial Officer

with a copy to:

Richardson & Patel LLP

750 Third Avenue

9th Floor

New York, NY 10017

Attention: Kevin Friedmann

if to the Purchaser, to:

at the address of the Purchaser set forth on the Purchaser’s signature page hereto;

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties to this Agreement in writing in accordance with the provisions of this Section. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 10. Amendments.

This Agreement may not be modified or amended, nor may any provision of this Agreement be waived, except as evidenced by a written agreement duly executed by Purchasers who hold a majority of the Common Stock and shares of Common Stock underlying Warrants acquired in the Offering.

Section 11. Governing Law; Waiver of Jury Trial.

All questions concerning the construction, interpretation, and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

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Section 12. Submission to Jurisdiction.

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York and the United States of America located in the Borough of Manhattan in the City of New York, New York, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Purchaser hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Purchaser hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

Section 13. Severability.

It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited, or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited, or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 14. Independence of Agreements, Covenants, Representations and Warranties.

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits and any schedules annexed hereto are hereby made part of this Agreement in all respects.

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Section 15. Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile or PDF counterpart signatures to this Agreement shall be acceptable and binding.

Section 16. Headings.

The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 17. Expenses.

Each Party shall pay its own fees and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement, the Transaction Documents and any document or instrument contemplated hereby or thereby.

Section 18. Preparation of Agreement.

The Company prepared this Agreement and the Transaction Documents solely on its behalf. Each Party to this Agreement acknowledges that: (i) the Party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other Party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such Party; and (iii) such Party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each Party further acknowledges that such Party was not represented by the legal counsel of any other Party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each Party agrees that no conflict, omission, or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied, or otherwise construed against any other Party to this Agreement on the basis that such Party was responsible for drafting this Agreement.

Section 19. Use of Proceeds.

The Company shall use the net proceeds from the Offering for general working capital and general corporate purposes and debt service obligations.

Section 20. Signature Page.

It is hereby agreed that the execution by the Purchaser of this Subscription Agreement, in the place set forth herein, will constitute agreement by the Purchaser to be bound by the terms and conditions of (1) this Subscription Agreement and (2) the Warrant, in the form attached hereto as Exhibit A.

[signature pages follow]

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the later date set forth on the signature pages below.

COMPANY:

Date: _______________, 2013	BIODRAIN MEDICAL, INC.

By:
Name: Bob Myers
Title: Chief Financial Officer

[Purchaser’s Signature Page FollowS]

Purchaser Signature Page to BioDrain Medical, Inc.

Securities Purchase Agreement

PURCHASER:

Print Name of Purchaser (Individual or	Print Name of Individual representing
Institution)	Purchaser (if an Institution)

Title of Individual representing	Signature of Individual Purchaser or
Purchaser (if an Institution)	Individual representing Purchaser

Address:

Telephone:

Facsimile:

Number of Units

Aggregate Purchase Price

Date